To: BANCO BILBAO VIZCAYA ARGENTARIA, S.A., BANCO SANTANDER, S.A., CAIXABANK, S.A., EBN BANCO DE NEGOCIOS, S.A., INSTITUTO DE CRÉDITO OFICIAL, E.P.E., INSTITUT CATALÀ DE FINANCES, MORA BANC GRUP, S.A., COMPAÑÍA ESPAÑOLA DE FINANCIACIÓN DEL DESARROLLO COFIDES, S.A., S.M.E. acting in its own name and on behalf of the FONDO PARA INVERSIONES EN EL EXTERIOR, F.C.P.J. (FIEX) as Lenders participating in the Standstill Agreement (as defined below)

14 January 2026

LETTER REQUESTING AMENDMENT

Dear Sirs:

We refer to:

(i)
the standstill agreement between Wall Box Chargers, S.L.U., Wallbox USA Inc., AR Electronic Solutions, S.L.U., Wallbox, N.V., Wallbox France SAS, Wallbox UK Limited, Wallbox Netherlands B.V., Wallbox Italy SRL, WBC Wallbox Chargers Deutschland GmbH, Wallbox ApS, Wallbox OY and the Participating Lenders, originally entered into on 9 October 2025 (as amended and/or restated from time to time, the “Standstill Agreement”); and
(ii)
the recapitalisation and comprehensive restructuring of the Group’s financial debt (the “Restructuring”), which is currently under negotiation.

1 BACKGROUND

In order to facilitate negotiations in good faith and the formalisation of the definitive documentation necessary to implement the Restructuring, an extension of the Standstill Period is requested on the terms described in this letter.

Unless otherwise stated, the terms defined in the Standstill Agreement have the same meaning in this letter.

In this letter, “Effective Date” refers to the date on which all Participating Lenders have countersigned this letter.

2 REQUEST FOR AMENDMENT

We request that, as Participating Lenders, you consent to the following: with effect from the Effective Date, paragraph (c) of the definition of “Termination Date” contained in Clause 1.1 of the Standstill Agreement shall be amended and replaced in its entirety by the following text:

"(c) 23:59 (CET) on 9 March 2026 (or such later date as may be agreed by all the Participating Lenders); or"

"(c) 23:59 (CET) on 9 March 2026 (or such later date as may be agreed by all the Participating Lenders); or"

3 CONTINUING OBLIGATIONS

The provisions of the Standstill Agreement, save as amended by this letter, shall remain in full force and effect.

4 INCORPORATION OF TERMS

The provisions of Clause 5 (Confidentiality), Clause 7 (Notices), Clause 11 (Costs and Expenses) and Clause 13 (Jurisdiction) of the Standstill Agreement shall be incorporated into this letter as if set out in full herein and as if references to “this Agreement” in those clauses were references to this letter.

5 COPIES

This letter may be executed in any number of copies, and such copies shall have the same effect as if the signatures appearing on the copies were on a single copy of this letter.

6 GOVERNING LAW

This letter and any non-contractual obligation arising out of or in connection with it shall be governed by Spanish common law.

The Parties

WALL BOX CHARGERS, S.L.U.

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX USA INC.

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

AR ELECTRONIC SOLUTIONS, S.L.U.

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX, N.V.

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

[Signature Page – Letter of Request for Amendment]

WALLBOX FRANCE SAS

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX UK LIMITED

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX NETHERLANDS B.V.

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX ITALY SRL

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

[Signature Page – Letter of Request for Amendment]

WBC WALLBOX CHARGERS DEUTSCHLAND GMBH

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX ApS

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

WALLBOX OY

Name: Mr Enric Asunción Escorsa Title: Authorised Representative

[Signature Page – Letter of Request for Amendment]

We accept and agree to the terms of this letter.

BANCO BILBAO VIZCAYA ARGENTARIA,

S.A.

as Participating Lender

Date:

[Signature Page – Amendment Request Letter]

We accept and agree to the terms of this letter.

BANCO SANTANDER, S.A.

as Participating Lender

Date:

[Signature Page – Amendment Request Letter]

We accept and agree to the terms of this letter.

CAIXABANK, S.A.

as Participating Lender

Date:

[Signature Page – Amendment Request Letter]

We accept and agree to the terms of this letter.

EBN BANCO DE NEGOCIOS, S.A.

as Participating Lender

Date:

[Signature Page – Letter of Request for Amendment]

We accept and agree to the terms of this letter.

INSTITUTO DE CRÉDITO OFICIAL, E.P.E.

as Participating Lender

Date:

[Signature Page – Amendment Request Letter]

We accept and agree to the terms of this letter.

CATALAN FINANCE INSTITUTE

as Participating Lender

Date:

[Signature Page – Amendment Request Letter]

We accept and agree to the terms of this letter.

MORA BANC GRUP, S.A.

as Participating Lender

Date:

[Signature Page – Letter of Request for Amendment]

We accept and agree to the terms of this letter.

SPANISH DEVELOPMENT FINANCE COMPANY
COFIDES, S.A., S.M.E
as manager in its own name and on
the FUND FOR INVESTMENTS
ABROAD, F.C.P.J. (FIEX)
as Participating Lender

Date:

[Signature Page – Letter of Request for Amendment]